Exhibit 1.1

INTERCORP FINANCIAL SERVICES INC.

[—] Common Shares

UNDERWRITING AGREEMENT

[—], 2014

Credit Suisse Securities (USA) LLC

Merrill Lynch, Pierce, Fenner & Smith,

               Incorporated

Morgan Stanley & Co. LLC

Itau BBA USA Securities, Inc.

c/o CREDIT SUISSE SECURITIES (USA) LLC

Eleven Madison Avenue

New York, NY 10010-3629

MERRILL LYNCH, PIERCE, FENNER & SMITH,

                  INCORPORATED

One Bryant Park

New York, NY 10036

MORGAN STANLEY & CO. LLC

1585 Broadway

New York, New York 10036

ITAU BBA USA SECURITIES, INC.

767 Fifth Avenue, 50th Floor

New York, New York 10153

As Representatives of the Several Underwriters

Dear Sirs:

1. Introductory. The shareholders listed in Schedule A hereto (the “Selling Shareholders”) of Intercorp Financial Services, Inc., a Panamanian corporation (sociedad anónima) (the “Company”), agree with the several Underwriters named in Schedule B hereto (the “Underwriters”) for whom Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Itau BBA USA Securities, Inc. are acting as representatives (“Representatives”) to sell to the several Underwriters an aggregate of [—] common shares (“Common Shares”), with no par value, of the Company (such [—] Common Shares being hereinafter referred to as the “Firm Securities”), and also agree to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than [—] additional shares of its Common Shares (the “Optional Securities”). The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”.

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

(i) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the SEC a registration statement on Form F-1 (No. 333-199224) covering the registration of the Offered Securities under the Securities Act, including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the SEC, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”. The Company may also have filed, or may file with the SEC, a Rule 462(b) registration statement covering the registration of the Offered Securities. At any particular time, this Rule 462(b) registration statement, in the form then on file with the SEC, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”. The Company has also filed, in accordance with Section 12 of the Exchange Act, a registration statement (such registration statement as amended through the time such registration statement becomes effective, being hereinafter called the “Exchange Act Registration Statement”), on Form 8-A (No. 001-[—]) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the Common Shares. For purposes of this Agreement, all references to the Initial Registration Statement, the Additional Registration Statement, the Exchange Act Registration Statement, any preliminary prospectus or any amendment or supplement, or the Final Prospectus shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Securities Act, and is not proposed to be amended and the Exchange Act Registration Statement has become effective, as provided under Section 12 of the Exchange Act. Any Additional Registration Statement has or will become effective upon filing with the SEC pursuant to Rule 462(b) and is not proposed to be amended. The Offered Securities all have been or will be duly registered under the Securities Act pursuant to the Initial Registration Statement, and if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Applicable Time” means [—]:00 pm (Eastern standard time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 4 hereof.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the SEC or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Securities Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule C to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the SEC or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement and the Additional Registration Statement, if any, are referred to collectively as the “Registration Statements” and individually as a “Registration Statement”. A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the SEC.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the U.S. Public Company Accounting Oversight Board, the International Accounting Standards Board (“IASB”) and the rules (“NYSE Rules”) of the New York Stock Exchange (“NYSE”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the SEC pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Securities Act.

(ii) Compliance with Securities Act Requirements. (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all material respects to the requirements of the Securities Act and did not not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein; it being understood and agreed that the only such information is that described as such in Section 9(c) hereof.

(iii) Ineligible Issuer Status. (i) At the time of the initial filing of the Initial Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Securities Act and not being the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(iv) General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus, dated [—], 2014 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule C to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(v) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(vi) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Panama (to the extent that good standing is applicable under Panamanian law), with power and authority (corporate and other) to own or lease its properties and conduct its business as described in the General Disclosure Package, and the Company is duly qualified to do business as a foreign corporation in each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, business properties or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement or in connection with the offer and sale of the Offered Securities (“Material Adverse Effect”).

(vii) Subsidiaries. Each subsidiary of the Company has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its incorporation (to the extent that good standing is applicable under the law of the relevant jurisdiction of incorporation), with power and authority (corporate and other) to own or lease its properties and conduct its business as described in the General Disclosure Package, and each subsidiary of the Company is duly qualified to do business as a foreign corporation in each other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock or other equity interests of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or other equity interests of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(viii) Offered Securities. The authorized equity capitalization of the Company is as set forth in the General Disclosure Package; all issued and outstanding shares of capital stock of the Company (including the Offered Securities) are duly authorized, validly issued, fully paid and nonassessable, conform to the description whereof contained in the General Disclosure Package and the Final Prospectus; none of the outstanding shares of capital stock of the Company (including the Offered Securities) have been issued in violation of any preemptive or similar rights of any security holder.

(ix) No Finder’s Fee. There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(x) Registration Rights. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act (collectively, “registration rights”).

(xi) Listing. The Offered Securities have been approved for listing on the NYSE, subject to notice of issuance.

(xii) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any Panamanian, Peruvian, U.S. or other person, governmental agency, body, court or stock exchange is required for the execution, delivery or performance of this Agreement, the consummation of the transactions contemplated by this Agreement or in connection with the offering and sale of the Offered Securities, except for the registration of the Offered Securities under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Offered Securities by the Underwriters.

(xiii) Title to Property. The Company and its subsidiaries have good and marketable title to all material real properties and all other material properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, the Company and its subsidiaries hold any material leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(xiv) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement or in connection with the offering and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries, (ii) any statute, rule, regulation or order of any Panamanian, Peruvian, U.S. or other governmental agency or body or court having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except for, in the case of (ii) and (iii), such as would not, individually or in the aggregate, have a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xv) Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter or by-laws or similar organizational documents, (ii) in violation of any statute, rule, regulation or order of any Panamanian, Peruvian, U.S. or other governmental agency or body or court having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, or (iv) has sent or received any communication regarding termination of, or intent not to renew any material indenture, mortgage, deed of trust, loan agreement, contract or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, and no such termination or non-renewal has been threatened by the Company, or to the Company’s knowledge, any other party to any such material indenture, mortgage, deed of trust, loan agreement, contract or other agreement or instrument, except for, in the case of (ii) to (iv), such as would not, individually or in the aggregate, result in a Material Adverse Effect.

(xvi) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xvii) Possession of Licenses and Permits. The Company and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits, including all required banking and insurance licenses, as applicable, (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package and the Final Prospectus to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xviii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that could individually or in the aggregate have a Material Adverse Effect.

(xix) Possession of Intellectual Property. The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business as described in the General Disclosure Package and the Final Prospectus, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xx) Taxation. The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof and have paid all taxes required to be paid thereon (except as currently being contested in good faith and for which reserves required by the International Financial Reporting Standards (“IFRS”) have been created in the financial statements of the Company), except where the failure to file such returns or pay such taxes would not, individually or in the aggregate, have a Material Adverse Effect, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has individually or in the aggregate had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which would individually or in the aggregate have) a Material Adverse Effect.

(xxi) Enforceability of this Agreement. This Agreement is or shall be in proper legal form under the laws of Panama and Peru for the enforcement thereof in Panama and/or Peru against the Company, and (i) to ensure its legality, validity, enforceability or admissibility into evidence in a legal or administrative proceeding in Peru, it is not necessary that this Agreement or any other document related thereto be filed or recorded with any court or other authority in Peru (except that an official translation into Spanish of such documents may be required for purposes of enforcement proceedings in Peru) or that any registration tax, stamp duty or similar tax be paid in Peru on or in respect of this Agreement other than court costs, including (without limitation) filing fees and deposits to guarantee judgment required by a Peruvian court of law and except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally and (ii) to ensure its legality, validity, enforceability or admissibility into evidence in a legal or administrative proceeding in Panama (except that an official translation into Spanish by a duly authorized public translator in Panama may be required for purposes of enforcement proceedings thereto) provided that this Agreement needs to be filed together with the corresponding lawsuit with the applicable courts in Panama, and, at that moment, stamp duty or similar tax must be paid in Panama in respect thereof.

(xxii) Enforcement of Foreign Judgments. Pursuant to the terms of this Agreement, the Company has agreed to submit to the jurisdiction of any state or federal court in the state of New York in which the relevant suit or proceeding may be instituted. Any final judgment for a fixed or readily calculable sum of money rendered in any state or federal court in the state of New York having jurisdiction in respect of any suit, action or proceeding against the Company based upon this Agreement or the transactions contemplated hereby would be declared enforceable against the Company by the courts of Panama and Peru without reexamination of the merits of the cause of action in respect of which the original judgment was given or retrial of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty, provided that such judgment fulfills the requirements described under the heading “Enforceability of Civil Liabilities” in the General Disclosure Package and the Final Prospectus. The Company is not aware of any reason why the enforcement in Panama or Peru of such a judgment in respect of this Agreement would be contrary to public policy, good morals and international treaties binding upon Peru or Panama or generally accepted principles of international law in Panama or Peru (including, in each case, any political subdivision thereof).

(xxiii) Absence of Panamanian or Peruvian Stamp and Other Taxes. No Panamanian or Peruvian transaction tax, stamp duty or other issuance or transfer taxes or duties and no Panamanian or Peruvian capital gains, income, withholding or other similar taxes are payable or required to be collected by or on behalf of the Underwriters in connection with (i) the execution, delivery, performance and enforcement of this Agreement or of any other document to be furnished hereunder or thereunder, except as set forth in Section 2(xxii) (Enforcement of Foreign Judgements) of this Agreement, (ii) the consummation of the transactions contemplated by this Agreement, or (iii) the resale and delivery of the Offered Securities by the Underwriters in the manner contemplated in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(xxiv) Environmental Laws. The Company and its subsidiaries (a) are, and at all prior times were, in compliance with any and all applicable laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (c) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, except for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect.

(xxv) Accurate Disclosure. Subject to the qualifications, assumptions and limitations set forth therein, the statements in the General Disclosure Package and the Final Prospectus under the headings “Taxation”, “Description of Common Shares” and “Enforceability of Civil Liabilities”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries in all material respects of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(xxvi) Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xxvii) Market-Related Data and Forward-Looking Statements. The opinions, analyses, and forecasts about the Company and any third-party statistical and market-related data included in a Registration Statement, a Statutory Prospectus or the General

Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate in all material respects. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in a Registration Statement, a Statutory Prospectus or the General Disclosure Package has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xxviii) Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the General Disclosure Package, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with Sarbanes-Oxley and all applicable NYSE Rules. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with all applicable Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with NYSE Rules. The Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would individually or in the aggregate have a Material Adverse Effect.

(xxix) Independent Auditors. Medina, Zaldívar, Paredes & Asociados, a member firm of Ernst & Young Global (“Ernst & Young”), who have audited the consolidated financial statements of the Company included in the General Disclosure Package, are an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the SEC and the U.S. Public Company Accounting Oversight Board and as required by the Securities Act.

(xxx) Insurance. The Company and its subsidiaries have insurance by insurers of recognized financial responsibility covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are prudent and customary in the businesses in which they are engaged to protect the Company and its subsidiaries and their respective businesses; the Company and its subsidiaries are in compliance with the terms of all policies of insurance insuring the Company or any of its subsidiaries or their respective properties, operations, personnel and businesses, except as would not individually or in the aggregate have a Material Adverse Effect; there are no claims by the Company or any of its subsidiaries under any such policy as to which any insurer is denying liability except as would not individually or in the aggregate have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has (i) been refused any insurance coverage sought or applied for or received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business that would not, individually or in the aggregate, have a Material Adverse Effect.

(xxxi) Litigation. Except as disclosed under the heading “Business—Legal Proceedings” in the General Disclosure Package and the Final Prospectus, there are no legal, governmental or regulatory pending actions, suits or proceedings (including any inquiries or investigations by any Panamanian, Peruvian, U.S. or other court or governmental agency or body against or affecting the Company, any of its subsidiaries or any of their respective properties or directors or officers that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, to the Company’s knowledge, threatened or contemplated.

(xxxii) Financial Statements. The consolidated financial statements included in each Registration Statement, the General Disclosure Package and the Final Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the General Disclosure Package and the Final Prospectus, such financial statements have been prepared in conformity with IFRS applied on a consistent basis in all material respects; the assumptions used in preparing the pro forma financial statements included in each Registration Statement, the General Disclosure Package or the Final Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transaction or event described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma section therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts; and all statistical (i.e., Guide 3) information provided in a Registration Statement, a Statutory Prospectus, the General Disclosure Package or the Final Prospectus complies in all material respects with the Securities Act and the Rules and Regulations and is in all material respects accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company and its consolidated subsidiaries.

(xxxiii) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package and the Final Prospectus, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package, (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, and (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries.

(xxxiv) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the U.S. Investment Company Act of 1940 (the “Investment Company Act”).

(xxxv) Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 8(c)(ii) hereof.

(xxxvi) PFIC Status. Based on proposed U.S. Treasury regulations, which are proposed to be effective for taxable years after 31 December 1994, and U.S. Internal Revenue Service Notice 89-81, the Company does not believe that it should be classified as a “passive foreign investment company” (“PFIC”) as defined by Section 1297 of the U.S. Internal Revenue Code of 1986 for the 2013 taxable year (the latest period for which the determination can be made) and, based further on its present regulatory status under Panamanian and Peruvian law, the present nature of its banking and insurance activities, the Company’s current business plans and the present composition of its assets and sources of income, the Company does not expect to be a PFIC for the current year or for any future years.

(xxxvii) Use of Funds. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, employee, agent or affiliate of the Company or any of its subsidiaries has (i) used any corporate funds of the Company or any of its subsidiaries for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds of the Company or any of its subsidiaries; (iii) made any payment or taken any action from any funds of the Company or any of its subsidiaries which violated any applicable provision of Panamanian or Peruvian anti-corruption law or of the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”), to the extent applicable; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom; or (v) made any bribe, unlawful rebate, unlawful payoff, unlawful influence payment, kickback or other unlawful payment. The Company and its subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance with all applicable anti-corruption legislation.

(xxxviii) Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted in compliance with applicable financial recordkeeping and reporting requirements of the money laundering statutes of Panama and Peru and all other applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued and administered or enforced by any governmental agency (collectively, “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxix) No Conflicts with Sanctions Laws. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, employee, agent or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the offering of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture or consortium partner, or other person or entity (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the offering, whether as Underwriter, advisor, investor or otherwise) of Sanctions.

(xl) Payment of Dividends. Cash dividends made to holders of the Offered Securities are not subject to Panamanian dividend tax so long as the net proceeds received by the Company upon the sale of the Offered Securities are not placed, invested or economically utilized in Panama and the Company has not earned any Panamanian source income, as defined in the Panamanian tax laws and regulations. All cash dividends made to holders of the Offered Securities are currently free and clear of any other tax, duty, withholding or deduction in Peru or Panama or any political subdivision or taxing authority thereof or therein. All dividends and other distributions do not require any governmental authorization in Peru or Panama.

(xli) Immunity. Neither the Company nor any of its subsidiaries, nor any of their respective assets or revenues, has immunity, including sovereign immunity, from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) or from jurisdiction of any court of (i) any jurisdiction in which it owns or leases property or assets, (ii) the United States or the State of New York or (iii) Panama, Peru or any political subdivision thereof. To the extent that the Company or any of its subsidiaries or any of their respective assets or revenues may have or may hereafter have immunity from any such court, the Company has, pursuant to Section 18 of this Agreement, waived, and it will waive, or will cause its subsidiaries to waive, such immunity to the extent permitted by law.

(xlii) Valid Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Panama and Peru and will be recognized by the courts of Panama and Peru, except as when under the laws of Panama or Peru, as applicable, provisions of foreign law shall be excluded if they are incompatible with international public policy or good morals, in which case, the laws of Panama or Peru, as applicable, will apply.

(xliii) Absence of Exchange Controls. Under current laws and regulations of Peru and Panama, all dividends or other distributions made in respect of the Common Shares may be paid by the Company in U.S. dollars that may be freely transferred out of Peru and Panama, respectively, without the necessity of obtaining any governmental authorization in Peru or Panama (including, in each case, any political subdivision or taxing authority thereof or therein).

3. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to, and agrees with, the several Underwriters that:

(i) Good Standing. Such Selling Shareholder has been duly incorporated or formed and is validly existing and in good standing under the laws of its jurisdiction of incorporation (to the extent that good standing is applicable under the law of the relevant jurisdiction of incorporation), with power and authority (corporate and other) to own or lease its properties and conduct its business in its jurisdiction of incorporation, and is duly qualified as a foreign corporation in each other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on its condition (financial or otherwise), results of operations, business properties or prospects and its subsidiaries taken as a whole or on the performance by it of its obligations under this Agreement or in connection with the offer and sale of the Offered Securities.

(ii) Title to Securities. Such Selling Shareholder has, and on the Closing Date will have, full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Shareholder on such Closing Date hereunder or a valid security entitlement (within the meaning of Section 8-501 of the New York Uniform Commercial Code (“UCC”)) in respect of such Offered Securities, free and clear of all security interests, claims, liens, equities or other encumbrances.

(iii) Delivery of Offered Securities. Upon payment of the purchase price for the Offered Securities to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Offered Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”) (unless delivery of such Securities is unnecessary because such Securities are already in possession of Cede or such nominee), registration of such Offered Securities in the name of Cede or such other nominee (unless registration of such Securities is unnecessary because such Securities are already registered in the name of Cede or such nominee), and the crediting of such Securities on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the UCC of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the UCC to such Securities), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid “security entitlement” in respect of such Offered Securities and (B) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Offered Securities may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery (if necessary) and crediting occur, (I) such Offered Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (II) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, (III) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC, (IV) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Offered Securities, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriters, (V) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (VI) if at any time DTC or other securities intermediary does not have sufficient Offered Securities to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Offered Securities then held by DTC or such securities intermediary.

(iv) Absence of Further Requirements. No consent, approval, authorization or order of, or filing with, any person (including any Panamanian, Peruvian, U.S. or other governmental agency or body or any court) is required for the consummation of the transactions contemplated by this Agreement or in connection with the offering and sale of the Offered Securities sold by such Selling Shareholder, except such as have been obtained and made under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under FINRA and under applicable state securities laws in connection with the offer and sale of the Offered Securities by the Underwriters.

(v) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and the offering and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of such Selling Shareholder pursuant to (i) any statute, any rule, regulation or order of any Panamanian, Peruvian, U.S or other governmental agency or body or any court having jurisdiction over such Selling Shareholder or any of their properties, (ii) any agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the properties of such Selling Shareholder is subject, or, (iii) the charter, by-laws or other organizational documents of such Selling Shareholder, except for in the case of (i) or (ii), such as would not, individually or in the aggregate, have a material adverse effect on its condition (financial or otherwise), results of operations, business properties or prospects and its subsidiaries taken as a whole or on the performance by it of its obligations under this Agreement or in connection with the offer and sale of the Offered Securities.

(vi) Accurate Disclosure. (i) On its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all respects to the requirements of the Securities Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) as of the Applicable Time, neither the General Disclosure Package nor any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

(vii) Knowledge of the Company. Such Selling Shareholder has no reason to believe that the representations and warranties of the Company in Section 2 of this Agreement are not true and correct.

(viii) No Undisclosed Material Information. The sale of the Offered Securities by such Selling Shareholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of its subsidiaries that is not set forth in the General Disclosure Package and the Final Prospectus.

(ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by such Selling Shareholder.

(x) Use of Funds. Neither such Selling Shareholder or, to the knowledge of such Selling Shareholder, any of its directors, officers, employees, agents or affiliates has (i) used any corporate funds of such Selling Shareholder for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds of such Selling Shareholder; (iii) made any payment or taken any action from any funds of such Selling Shareholder which violated any applicable provision of Panamanian or Peruvian anti-corruption law or of the FCPA, to the extent applicable; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom; or (v) made any bribe, unlawful rebate, unlawful payoff, unlawful influence payment, kickback or other unlawful payment. Such Selling Shareholder has instituted and maintain policies and procedures designed to ensure continued compliance with all applicable anti-corruption legislation.

(xi) Anti-Money Laundering Laws. The operations of such Selling Shareholder are and have been conducted in compliance with applicable Anti-Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Shareholder with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of such Selling Shareholder, threatened.

(xii) No Conflicts with Sanctions Laws. Neither such Selling Shareholder or, to the knowledge of such Selling Shareholder, any director, officer, employee, agent or affiliate of such Selling Shareholder, is currently the subject or the target of any Sanctions administered or enforced by the U.S.

Government, nor is such Selling Shareholder located, organized or resident in a country or territory that is the subject of Sanctions; and such Selling Shareholder will not directly or indirectly use the proceeds of the offering of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture or consortium partner, or other person or entity (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the offering, whether as Underwriter, advisor, investor or otherwise) of Sanctions.

(xiii) Enforceability of this Agreement. This Agreement is or shall be in proper legal form under the laws of Panama and Peru for the enforcement thereof in Panama and/or Peru against such Selling Shareholder, and (i) to ensure its legality, validity, enforceability or admissibility into evidence in a legal or administrative proceeding in Peru, it is not necessary that this Agreement or any other document related thereto be filed or recorded with any court or other authority in Peru (except that an official translation into Spanish of such documents may be required for purposes of enforcement proceedings in Peru) or that any registration tax, stamp duty or similar tax be paid in Peru on or in respect of this Agreement other than court costs, including (without limitation) filing fees and deposits to guarantee judgment required by a Peruvian court of law and except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally and (ii) to ensure its legality, validity, enforceability or admissibility into evidence in a legal or administrative proceeding in Panama (except that an official translation into Spanish by a duly authorized public translator in Panama may be required for purposes of enforcement proceedings thereto) provided that this Agreement needs to be filed together with the corresponding lawsuit with the applicable courts in Panama, and, at that moment, stamp duty or similar tax must be paid in Panama in respect thereof.

(xiv) Enforcement of Foreign Judgments. Pursuant to the terms of this Agreement, such Selling Shareholder has agreed to submit to the jurisdiction of any state or federal court in the state of New York in which the relevant suit or proceeding may be instituted. Any final judgment for a fixed or readily calculable sum of money rendered in any state or federal court in the state of New York having jurisdiction in respect of any suit, action or proceeding against such Selling Shareholder based upon this Agreement or the transactions contemplated hereby would be declared enforceable against such Shareholder by the courts of Panama and Peru without reexamination of the merits of the cause of action in respect of which the original judgment was given or retrial of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty, provided that such judgment fulfills the requirements described under the heading “Enforceability of Civil Liabilities” in the General Disclosure Package and the Final Prospectus. Such Selling Shareholder is not aware of any reason why the enforcement in Panama or Peru of such a judgment in respect of this Agreement would be contrary to public policy, good morals and international treaties binding upon Panama or Peru or generally accepted principles of international law in Panama or Peru (including, in each case, any political subdivision thereof).

(xv) Absence of Panamanian or Peruvian Stamp and Other Taxes. No Panamanian or Peruvian transaction tax, stamp duty or other issuance or transfer taxes or duties and no Panamanian or Peruvian capital gains, income, withholding or other similar taxes are payable or required to be collected by or on behalf of the Underwriters in connection with (i) the execution, delivery, performance and enforcement of this Agreement or of any other document to be furnished hereunder or thereunder, except as set forth in Section 3(xiv) (Enforcement of Foreign Judgements) of this Agreement, (ii) the consummation of the transactions contemplated by this Agreement, or (iii) the resale and delivery of the Offered Securities by the Underwriters in the manner contemplated in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(xvi) Immunity. Neither such Selling Shareholder, nor any of its assets or revenues, has immunity, including sovereign immunity, from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) or from jurisdiction of any court of (i) any jurisdiction in which it owns or leases property or assets, (ii) the United States or the State of New York or (iii) Panama, Peru or any political subdivision thereof. To the extent that such Selling Shareholder or any of its assets or revenues may have or may hereafter have immunity from any such court, such Selling Shareholder has, pursuant to Section 18 of this Agreement, waived, and it will waive, such immunity to the extent permitted by law.

(xvii) Valid Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Panama and Peru and will be recognized by the courts of Panama and Peru, except as when under the laws of Panama or Peru, as applicable, provisions of foreign law shall be excluded if they are incompatible with international public policy or good morals, in which case, the laws of Panama or Peru, as applicable, will apply.

(xviii) Absence of Exchange Controls. Under current laws and regulations of Peru and Panama, all dividends or other distributions made in respect of the Common Shares may be paid by the Company in U.S. dollars that may be freely transferred out of Peru and Panama, respectively, without the necessity of obtaining any governmental authorization in Peru or Panama (including, in each case, any political subdivision or taxing authority thereof or therein).

(xix) No Finder’s Fee. There are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xx) Absence of Manipulation. Such Selling Shareholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

4. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, each Selling Shareholder agrees, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from each Selling Shareholder, at a purchase price of US$[—] per share, that number of Firm Securities (rounded up or down, as determined by the Representatives in their discretion, in order to avoid fractions) obtained by multiplying the number of Firm Securities set forth opposite the name of such Selling Shareholder in Schedule B hereto by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule B hereto and the denominator of which is the total number of Firm Securities.

Each Selling Shareholder will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters through the facilities of DTC against payment of the purchase price by the Underwriters in federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of such Selling Shareholder, at [—]:00 A.M., New York time, on [—], 2014, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities so to be delivered will be made available in electronic form for checking at the office of Simpson Thacher & Bartlett LLP at 425 Lexington Avenue, New York, New York 10017, at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated given to the Selling Shareholders from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the same purchase price per share to be paid for the Firm Securities (adjusted for any dividends declared after the First Closing Date). Each Selling Shareholder agrees, severally and not jointly, to sell to the Underwriters the respective numbers of Optional Securities obtained by multiplying the number of Optional Securities specified in such notice by a fraction the numerator of which is the number of shares set forth opposite the name of such Selling Shareholder in Schedule A hereto under the caption “Number of Optional Securities to be Sold” and the denominator of which is the total number of Optional Securities (subject to adjustment by the Representatives to eliminate fractions). Such Optional Securities shall be purchased from each Selling Shareholder for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions). No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated to the Selling Shareholders.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. Each Selling Shareholder will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives, against payment of the purchase price therefor in federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of such Selling Shareholder. The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above office at a reasonable time in advance of such Optional Closing Date.

The purchase price payable by the Underwriters for Firm Securities and Optional Securities shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Firm Securities or the Optional Securities to the Underwriters and (ii) any withholding required by law.

5. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

6. Certain Agreements of the Company and the Selling Shareholders. The Company agrees with the several Underwriters that:

(a) Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representatives, with the SEC pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Securities Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the Additional Registration Statement or, if filed, will file a post-effective amendment thereto with the SEC pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(b) Filing of Amendments; Response to SEC Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent (such consent not to be unreasonably withheld); and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the SEC or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the SEC of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Securities Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Securities Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the SEC and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d) Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(e) Furnishing of Prospectuses. The Company will furnish to the Representatives copies of each Registration Statement (one of which will be signed and will include all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Securities Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives reasonably request. The Final Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. The Company and the Selling Shareholders will pay the expenses of printing and distributing to the Underwriters all such documents.

(f) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives reasonably designate and will continue such qualifications in effect so long as required for the distribution of the Offered Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Reporting Requirements. During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the SEC under the Exchange Act or mailed to shareholders. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the SEC on EDGAR, it is not required to furnish such reports or statements to the Underwriters.

(h) Payment of Expenses. The Company and the Selling Shareholders agree with the several Underwriters that the Company and the Selling Shareholders will pay all expenses incident to the performance of the obligations of the Company and the Selling Shareholders, under this Agreement, including but not limited to (i) any filing fees and other expenses (including reasonable and documented fees and disbursements of local and international counsels to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda or other documents relating thereto, costs and expenses related to the review by FINRA of the Offered Securities (including filing fees and the reasonable and documented fees and expenses of counsel for the

Underwriters relating to such review not to exceed US$50,000), (ii) costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any reasonable and documented travel expenses of the Underwriters and the Company’s officers and employees including the chartering of airplanes, (iii) fees and expenses incident to listing the Offered Securities on the NYSE, (iv) fees and expenses of all local and international counsels to the Company, (v) fees and expenses of the Company’s independent public accountants, (vi) fees and expenses of local and international counsels to the Underwriters, (vii) other out-of-pocket expenses of the Underwriters, (viii) fees and expenses in connection with the registration of the Offered Securities under the Securities Act and the Exchange Act, and (ix) expenses incurred in printing and distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

(i) Absence of Manipulation. The Company and the Selling Shareholders will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(j) Taxes. (A) The Company and the Selling Shareholders will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax imposed by Panama or Peru, including any interest and penalties, on the sale of the Offered Securities and on the execution and delivery of this Agreement. (B) Except as otherwise required by applicable law, all payments to be made by the Company and the Selling Shareholders under this Agreement shall be paid free and clear of any deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature (including any amounts that result from the payment of fees, compensation or reimbursement of costs contemplated in this Agreement), imposed by Panama or Peru, or by any department, agency or other political subdivision or taxing authority thereof, and all interest, penalties or similar liabilities with respect thereto (collectively, “Foreign Taxes”). If any Foreign Taxes are required by law to be deducted or withheld by the Company or the Selling Shareholders in connection with such payments, the Company or the Selling Shareholders, as the case may be, shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; provided, however, no additional amounts shall be payable on account of (i) any Foreign Taxes which would not have been imposed but for the existence of any present or former connection between an Underwriter and Panama or Peru, including the Underwriter having been a resident thereof or being or having been present or engaged in trade or business therein or having had a permanent establishment therein (other than a connection arising solely from the execution of this Agreement or the receipt of payments hereunder) or (ii) any Foreign Taxes imposed or withheld by reason of the failure by any Underwriter to comply with a request of the Company or the Selling Shareholders addressed to the Underwriters to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the Underwriters or to make any declaration or similar claim or satisfy any other reporting requirement relating to such matters, which is required by a statute, treaty, regulation or administrative practice of the jurisdiction imposing such Foreign Taxes as a precondition to exemption from all or part of such Foreign Taxes.

(k) (A) Restriction on Sale of Securities by the Company. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Common Shares or any securities convertible into or exchangeable or exercisable for any of its Common Shares (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act, (v) lend or otherwise transfer the Lock-Up Securities, (vi) file with the SEC a registration statement under the Securities Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated and prior notification to Morgan Stanley & Co. LLC and Itau BBA USA Securities, Inc., whether any such transaction described in (i) to (v) above is to be settled by delivery of the Lock-Up Securities or such other securities, in cash or otherwise, except for issuances pursuant to the sale of Common Shares to the Underwriters. The initial Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that the Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated consent to in writing; provided that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the materials news or material event, as applicable, unless Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated waive, in writing, such extension. The Company will provide Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

(B) Restriction on Sale of Securities by the Selling Shareholders. For the Lock-Up Period, each Selling Shareholder will not, directly or indirectly, take any of the following actions with respect to Lock-Up Securities: (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act, (v) lend or otherwise transfer the Lock-Up Securities, (vi) request or demand the Company to file a Registration Statement relating to the Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated and prior notification to Morgan Stanley & Co. LLC and Itau BBA USA Securities, Inc., except that such restrictions shall not apply, after expiration without exercise of the underwriters’ option to purchase the Optional Securities under Section 4, to transfers to any business entity, investment fund or entity that controls, is controlled by, or is under the common control of the undersigned; provided that the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer and no filing by any party (transferor or transferee) under the Exchange Act or Peruvian securities laws or the Lima Stock Exchange shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period).

(C) Agreement to Announce Lock-Up Waiver. If Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 8(i) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit F hereto through a major news service at least two business days before the effective date of the release or waiver.

7. Free Writing Prospectuses. The Company and the Selling Shareholders represent and agree that, unless they obtain the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, they have not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the SEC. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely SEC filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the SEC any electronic road show.

8. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter. The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of Ernst & Young confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form of Exhibit A hereto (except that, in any letter dated a Closing Date, the specified date referred to in Exhibit A hereto shall be a date no more than three days prior to such Closing Date).

(b) Effectiveness of Registration Statement. The Registration Statement and the Exchange Act Registration Statement shall have become effective. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representatives. The Final Prospectus shall have been filed with the SEC in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Shareholder, the Company or the Representatives, shall be contemplated by the SEC.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S., Panamanian, Peruvian or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the NYSE or the NASDAQ, or any setting of minimum or maximum prices for trading on such exchanges; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal, New York, Panamanian, Peruvian authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States, Panama or Peru; or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, Panama or Peru, any declaration of war by the United States, Panama or Peru or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d) Opinion and 10b-5 Letter of United States Counsel for the Company and the Selling Shareholders. The Representatives shall have received an opinion, and a negative assurance letter, dated such Closing Date, of Shearman & Sterling LLP, U.S. counsel for the Company and the Selling Shareholders, substantially in the form of Exhibit B hereto.

(e) Opinion and 10b-5 Letter of Panamanian, Peruvian and Bahamian Counsel for the Company and the Selling Shareholders. The Representatives shall have received (i) an opinion, dated such Closing Date, of Arias, Alemán y Mora, Panamanian counsel for the Company and the Selling Shareholders, substantially in the form of Exhibit C-1 hereto, (ii) an opinion, and a negative assurance letter, dated such Closing Date, from J&A Garrigues Perú S.Civil de R.L, Peruvian counsel for the Company and the Selling Shareholders, substantially in the form of Exhibit C-2 hereto, and (i) an opinion dated such Closing Date, of Graham Thompson, Bahamian counsel for the Company and the Selling Shareholders, substantially in the form of Exhibit C-3 hereto.

(f) Opinion and 10b-5 Letter of United States Counsel for the Underwriters. The Representatives shall have received from Simpson Thacher & Bartlett LLP, U.S. counsel for the Underwriters, such opinion or opinions, and a negative assurance letter, dated such Closing Date, with respect to such matters as the Representatives may require and in form and substance satisfactory to the Representatives, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g) Opinion and 10b-5 Letter of Panamanian, Peruvian and Bahamian Counsel for the Underwriters. The Representatives shall have received (i) an opinion, dated such Closing Date, of Arias, Fabrega & Fabrega, Panamanian counsel for the Underwriters, (ii) an opinion, and a negative assurance letter, dated such Closing Date, from Miranda & Amado Abogados, Peruvian counsel for the Underwriters, and (iii) an opinion, dated such Closing Date, of Higgs & Johnson, Bahamian counsel for the Underwriters, with respect to such matters as the Representatives may require and in form and substance satisfactory to the Representatives, and the Company and the Selling Shareholders shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h) Officer’s Certificate. The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that to the knowledge of such officer after due inquiry: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the SEC; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the SEC; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(i) Certificate of the Chief Financial Officer. The Representatives shall have received a certificate, dated, respectively, the date hereof and each Closing Date, of the Chief Financial Officer of the Company substantially in the form of Exhibit D hereto.

(j) Lock-Up Agreements. On or prior to the date hereof, the Representatives shall have received lock-up letters, each substantially in the form of Exhibit E hereto, from each of the officers and directors and certain shareholders of the Company listed on Schedule D hereto.

(k) No Legal Impediment to Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Panamanian, Peruvian, U.S. or other regulatory authority that would, as of such Closing Date, prevent the sale of the Offered Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of such Closing Date, prevent the sale of the Offered Securities.

(l) Exchange Listing. The Offered Securities shall have been approved to be listed on the NYSE.

(m) Additional Documents. On or prior to any Closing Date, the Company and the Selling Shareholders shall have furnished to the Representatives such further certificates (including incumbency certificates) and documents as the Representatives may reasonably request in connection with this Agreement.

The Company and the Selling Shareholders will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

9. Indemnification and Contribution. (a) Indemnification of Underwriters by the Company. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(b) Indemnification of Underwriters by the Selling Shareholders. The Selling Shareholders, jointly and severally, will indemnify and hold harmless each Indemnified Party, against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided that the Selling Shareholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(c) Indemnification of the Company and the Selling Shareholders. Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each Selling Shareholder (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Securities Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement at any time, any Statutory Prospectus at any time, the Final Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred; it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fifth paragraph under the heading “Underwriting”, the information contained in the first paragraph under the subheading “Underwriting Discounts and Commissions”, the third paragraph under the subheading “New York Stock Exchange Listing”, all of the paragraphs under the subheading “Price Stabilization, Short Positions and Penalty Bids”, and the paragraph under the subheading “Electronic Distribution”, all of them under the heading “Underwriting” in the General Disclosure Package and the Final Prospectus.

(d) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), at its own expense, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof; provided that the indemnifying parties shall in no event be liable for fees and expenses of more than one counsel separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Offered Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9(e).

10. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company and the Selling Shareholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company and the Selling Shareholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Shareholders, the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Shareholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 10 hereof, the Company and the Selling Shareholders will, jointly and severally will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 9 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Sections 2 and 3 and all obligations under Section 6 shall also remain in effect.

12. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629 Facsimile: (212) 325-4296, Attention: LCD-IBD; Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York, Facsimile: (646) 855-3073, Attention: Syndicate Department, with a copy to, Facsimile: (212) 230-8730, Attention: ECM Legal; Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; Itau BBA USA Securities, Inc., 767 Fifth Avenue, 50th Floor, New York, New York 10153, Attention: IBD – Equity Capital Markets, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Intercorp Financial Services, Inc., Torre Interbank, Carlos Villarán 140, Lima 13, Peru, Facsimile: (511) 219-2193; Attention: Juan Antonio Castro Molina, or, if sent to any of the Selling Shareholders, will be mailed, delivered or telegraphed and confirmed to IFH Capital Corp. and Intercorp Capital Investments Inc., Facsimile: (511) 219-2346; Attention: Ramón Barúa; provided that any notice to an Underwriter pursuant to Section 9 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective representatives and successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

14. Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

16. Absence of Fiduciary Relationship. The Company and the Selling Shareholders acknowledge and agree that:

(a) No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Selling Shareholders, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or are advising the Company or the Selling Shareholders on other matters;

(b) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company and the Selling Shareholders following discussions and arms-length negotiations with the Representatives and the Company and the Selling Shareholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company and the Selling Shareholders have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Shareholders and that the Representatives have no obligation to disclose such interests and transactions to the Company or the Selling Shareholders by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company and the Selling Shareholders waive, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company or the Selling Shareholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

17. Applicable Law. This Agreement and any claim, controversy or dispute relating to or arising out of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company and the Selling Shareholders hereby submit to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Selling Shareholders irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company and the Selling Shareholders have appointed Corporation Service Company (CSC), at its offices located at 1180 Avenue of the Americas, Suite 210, New York, New York, 10036, as their authorized agent (“Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any U.S. federal or state court in New York City, by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. Such appointment shall be irrevocable. The Company and the Selling Shareholders hereby represent and warrant that its Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company and the Selling Shareholders agree to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process in compliance with applicable requirements upon the Company’s and the Selling Shareholders’ Authorized Agent shall be deemed, in every respect, effective service of process upon the Company and the Selling Shareholders. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in any court of competent jurisdiction in Panama or Peru. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

The obligation of the Company or any Selling Shareholder pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and such Selling Shareholder agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company or such Selling Shareholder an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

18. Waiver of Immunity. To the extent that the Company or any Selling Shareholder has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company or such Selling Shareholder hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement to the extent permitted by applicable law.

If the foregoing is in accordance with the Representatives’ understanding of our agreement kindly sign and return to the Company and the Selling Shareholders one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the Selling Shareholders, and the several Underwriters in accordance with its terms.

Very truly yours,

INTERCORP FINANCIAL SERVICES, INC.

By:
Name:
Title:

IFH CAPITAL CORP.

By:
Name:
Title:

INTERCORP CAPITAL INVESTMENTS INC.

By:
Name:
Title:

The Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Acting on behalf of themselves and as the Representatives of the several Underwriters.

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
Name:
Title:

MORGAN STANLEY & CO. LLC

By:
Name:
Title:

ITAU BBA USA SECURITIES, INC.

By:
Name:
Title:

SCHEDULE A

Selling Shareholder	Number of Firm Securities to be Sold	Number of Optional Securities to be Sold
IFH Capital Corp.	[—]	[—]
Intercorp Capital Investments Inc.	[—]	[—]

Total	[—]	[—]

SCHEDULE B

Underwriter	Number of Firm Securities to be Purchased	Number of Optional Securities to be Purchased
Credit Suisse Securities (USA) LLC	[—]	[—]
Merrill Lynch, Pierce, Fenner & Smith Incorporated	[—]	[—]
Morgan Stanley & Co. LLC	[—]	[—]
Itau BBA USA Securities, Inc.	[—]	[—]

Total	[—]	[—]

SCHEDULE C

1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

[None]

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1. The price to the public of the Offered Securities: US$[—] per Offered Security.

2. The total number of Offered Securities sold pursuant to this Underwriting Agreement: [—] Common Shares.

3. The underwriting discount and commissions: US$[—] per Offered Security.

3.	[List other information]

SCHEDULE D

List of Lock-Up Signatories

Carlos Rodríguez Pastor Persivale

Felipe Morris Guerinoni

Ramón Barúa Alzamora

Alfonso de los Heros Pérez Albela

Alfonso Bustamante y Bustamante

Luis Felipe Castellanos López Torres

Gonzalo Basadre Brazzini

Michela Casassa Ramat

Liliana Elcira Vera Villacorta

Juan Antonio Castro Molina

Ernesto Giancarlo Ferrero Merino

Intercorp Perú Ltd.

EXHIBIT A

Accountants’ Comfort Letter

[to come]

EXHIBIT B

Legal Opinion and Negative Assurance Letter from U.S. Counsel for the Company and the Selling Shareholders

[to come]

EXHIBIT C-1

Legal Opinion from Panamanian Counsel for the Company

and the Selling Shareholders

[to come]

EXHIBIT C-2

Legal Opinion and Negative Assurance Letter from Peruvian Counsel for the Company and the Selling Shareholders

[to come]

EXHIBIT C-3

Legal Opinion Bahamian Counsel for the Company

and the Selling Shareholders

[to come]

EXHIBIT D

Certificate of the Chief Financial Officer

[to come]

EXHIBIT E

[—], 2014

Intercorp Financial Services Inc.

Torre Interbank

Carlos Villarán 140

Lima 13, Perú

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010-3629

Merrill, Lynch, Pierce, Fenner & Smith,

                       Incorporated

One Bryant Park

New York, NY 10036

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Itau BBA USA Securities, Inc.

767 Fifth Avenue, 50th Floor

New York, New York 10153

Dear Sirs:

As an inducement to the Underwriters to execute the Underwriting Agreement (the “Underwriting Agreement”) among Intercorp Financial Services, Inc., the Selling Shareholders listed on Schedule A thereto and Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Itau BBA USA Securities Inc. as representatives of the Underwriters named therein (the “Representatives”), pursuant to which an offering will be made that is intended to result in the establishment of a U.S. public market for common shares, with no par value (the “Common Shares”) of Intercorp Financial Services, Inc., and any successor (by merger or otherwise) thereto, (the “Company”), the undersigned hereby agrees with each Underwriter to be named in the Underwriting Agreement that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not, directly or indirectly, take any of the following actions with respect to its Common Shares or any securities convertible into or exchangeable or exercisable for any of its Common Shares (“Lock-Up Securities”): (i) offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase, directly or indirectly, Lock-Up Securities, (iii) enter into any swap, hedge or other arrangement that, directly or indirectly, transfers, in whole or in part, any of the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), (v) lend or otherwise transfer the Lock-Up Securities or (vi) or publicly disclose the intention to take any such action, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated and prior notification to Morgan Stanley & Co. LLC and Itau BBA USA Securities, Inc. In addition, the undersigned agrees that, without the prior written consent of Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated and prior notification to Morgan Stanley & Co. LLC and Itau BBA USA Securities, Inc., it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Lock-Up Securities.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 180 days after the public offering date set forth on the final prospectus used to sell the Offered Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement, to which the Underwriters are or expect to become parties; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in either case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated waive, on behalf of the underwriters, in writing, such extension.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

Any Lock-Up Securities received upon exercise of options granted to the undersigned will also be subject to this Lock-Up Agreement. The following transfers of Lock-Up Securities may be made: (i) transfers as a bona fide gift or gifts, (ii) transfers or distributions to family members, shareholders of the undersigned or a trust for the direct or indirect benefit of the undersigned and/or a family member of the undersigned, (iii) upon the death of the undersigned, transfers by the estate of the undersigned, and (iv) transfers to any business entity, investment fund or entity that controls, is controlled by, or is under common control of the undersigned; provided that in the case of clauses (i) to (iv) the transferee, donee or distributee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer and no filing by any party (donor, donee, transferor, transferee, distributor or distributee) under the Exchange Act or Peruvian securities laws or the Lima Stock Exchange, shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period).

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

If the undersigned is an officer or director of the Company, (i) Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Securities, Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the underwriters, will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Lock-Up Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before March 31, 2015. This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

By:
Name:
Title:

EXHIBIT F

Form of Press Release

Intercorp Financial Services, Inc.

[Date]

Intercorp Financial Services, Inc. (“IFS”) announced today that Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, global coordinators and joint bookrunners in the Company’s recent U.S. public sale of common shares of the Company, are [waiving] [releasing] a lock-up restriction with respect to common shares of the Company held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on, [—], [—], and the common shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the U.S. Securities Act of 1933, as amended.

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